UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: July 17, 2014
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 17, 2014, the Management Development and Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of KB Home (“Company”) approved merit-based increases and market salary adjustments to the base salaries of the Company’s named executive officers listed below. The new base salary levels for each named executive officer, in each case effective as of July 1, 2014, are set forth in the table below.

Named Executive Officer	New Base Salary
William R. Hollinger	$388,000
Jeff J. Kaminski	$650,000
Albert Z. Praw	$535,000
Brian W. Woram	$550,000

In addition, effective July 17, 2014, the Compensation Committee approved amendments to the terms of outstanding long-term incentive awards to provide for (a) accelerated vesting of unvested awards if a recipient’s service terminates as a result of death or disability; (b) an exercise period for vested stock option awards of the full remaining term of each such option if a recipient’s service terminates as a result of death or disability; and (c) the payout of performance-based awards granted under the KB Home 2010 Equity Incentive Plan that vest as a result of a recipient’s death or disability based on actual performance through the original performance period. The Committee also defined disability for these purposes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amended and Restated By-Laws. On July 17, 2014, the Board approved and adopted the Amended and Restated By-Laws of KB Home, effective immediately. The By-Laws were last changed in 2007. The Amended and Restated By-Laws incorporate more recent provisions of the Delaware General Corporation Law, including provisions regarding the use of electronic communications in connection with Board and stockholder meetings, and re-structure the By-Laws to improve their organization. In addition, the Amended and Restated By-Laws expand the scope of information stockholders must include in providing advance notice to the Company of proposed nominations of director candidates for election to the Board at stockholder meetings (including information concerning any financial arrangements between the nominating stockholder and the stockholder’s nominated candidate); add similar advance notice requirements for stockholder proposals of items of business to be considered at stockholder meetings (provided that these requirements will not be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and any inclusion in the Company’s proxy statement thereby); and enhance the descriptions of the roles and authority of the Company’s officers.
The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to their full text, which is filed as Exhibit 3.2 to this Form 8-K and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-Laws of KB Home.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2014.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-Laws of KB Home.